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                                                                     EXHIBIT 5.2


                        [LETTERHEAD OF WHITE & CASE LLP]








May 30, 2002



Stolt Offshore S.A.
c/o Stolt Offshore M.S. Ltd.
Windmill Road
Sunbury-on-Thames
Middlesex, TW16 7HT England


Re:   Share Offering
----------------------


Ladies and Gentlemen:

         We have acted as your special tax counsel in connection with the proposed public offering of (i) 1,607,522 Common Shares (plus up to 1,200,000 Common Shares subject to an over-allotment option granted to the underwriter) (the "New Shares") by Stolt Offshore S.A., a Luxembourg corporation (the "Company") and (ii) 6,392,478 Common Shares (the "Resale Shares," together with the New Shares, the "Shares") by Stolt Offshore Investing Ltd., an indirect wholly-owned subsidiary of the Company, as more fully described in the prospectus dated May 30, 2002 (the "Prospectus"), included in the Registration Statement (the "Registration Statement") on Form F-3 to be filed by the Company with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. At your request, we are rendering our opinion concerning the material United States federal income tax consequences regarding the issuance of the Shares. In connection therewith we have reviewed the Registration Statement.

         This opinion is based on the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case, as in effect and available on the date hereof. We assume that the operative documents for the Shares described in the Prospectus will be performed in accordance with the terms described therein.

         Based on the foregoing and subject to the assumptions, qualifications and limitations contained therein, we hereby confirm our opinion contained in the Prospectus under the caption "Taxation - U.S. Federal Income Taxation."

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         We have not considered and render no opinion on any aspect of law other than as expressly set forth above.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Taxation - U.S. Federal Income Taxation" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Sincerely,
                                                     /s/ White & Case LLP





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